As filed with the Securities and Exchange Commission on
                       December 17    , 1996
                              Registration No.    333-14749

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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                      --------------------

                  POST-EFFECTIVE AMENDMENT NO. 1
                             TO
                            FORM S-8
                     REGISTRATION STATEMENT
                Under the Securities Act of 1933
                      --------------------
                     SOLA INTERNATIONAL INC.
     (Exact name of registrant as specified in its charter)

      Delaware                                 94-3189941
(State  or other jurisdiction of  (I.R.S. Employer Identification
incorporation or organization)   No.)


                       2420 Sand Hill Road
                  Menlo Park, California  94025
  (Address of principal executive offices, including zip code)

            SOLA INTERNATIONAL INC. STOCK OPTION PLAN

              SOLA INVESTORS INC. STOCK OPTION PLAN
             (as assumed by Sola International Inc.)
                    (Full title of the plans)
                          John E. Heine
                     SOLA INTERNATIONAL INC.
                       2420 Sand Hill Road
                  Menlo Park, California  94025
                         (415) 324-6868
              (Name, address and telephone number,
           including area code, of agent for service)
                 CALCULATION OF REGISTRATION FEE
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
                                Proposed
                                 Maximum       Proposed
    Title of       Amount to    offering       Maximum        Amount of
Securities to be      be        price per     aggregate     registration
   registered     registered      share     offering price       fee
-----------------------------------------------------------------
  Common Stock    500,000(1)   $36.0625(2)  $18,031,250(2)  $5,465(2)(3)
($.01 par value)

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(1)  Plus such additional shares as may be made available in order to adjust to a change in capitalization.
(2) Estimated pursuant to Rules 457(c) and (h) solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share is based upon a price of $36.0625 per share, the average of the high and low sales prices for the Company's common stock on October 22, 1996.
   (3)                Previously paid on October 24, 1996.

    This Amendment No. 1 to the Registration Statement on Form S-
8 is being filed solely to amend the signature page.  The
Registration Statement on Form S-8 (File No. 333-14749) is incorporated herein by reference.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in
the City of Menlo Park, State of California, on    December
17    , 1996.

                      SOLA INTERNATIONAL INC.


                      By:/s/  Ian S. Gillies
                         ------------------------
                         Ian S. Gillies
                         Vice President,    Administration,
                         Chief Financial Officer,
                         Secretary and Treasurer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature           Title                 Date
----------          -----                 -----

      *             Chairman of the Board    December 17, 1996
-----------------
Irving S. Shapiro

      *             President and Chief      December 17, 1996
-----------------     Executive Officer
John E. Heine         (Principal Executive
                      Officer), Director

/s/ Ian S. Gillies  Vice President,          December 17, 1996
------------------       Administration,
Ian S. Gillies        Chief Financial Officer,
                      Secretary and Treasurer
                      (Principal Financial and
                      Accounting Officer)

      *             Director                 December 17, 1996
-------------------
Douglas D. Danforth

      *             Director                 December 17, 1996
-------------------
Hamish Maxwell

      *             Director                 December 17, 1996
-------------------
Ruben F. Mettler


      *             Director                 December 17, 1996
-------------------
Jackson L. Schultz

* By:  /s/ Ian S. Gillies                    December 17, 1996
       -------------------
       Ian S. Gillies
       Attorney-in-Fact